Exhibit 99.1

Powerwave Technologies Reports Third Quarter Results

SANTA ANA, Calif.--(BUSINESS WIRE)--November 1, 2011--Powerwave Technologies, Inc. (Nasdaq:PWAVD), a global supplier of end-to-end wireless solutions for wireless communications networks, today reported preliminary results for its third quarter ended October 2, 2011.

Net sales in the third quarter of fiscal 2011 were $77.1 million, compared with $156.8 million in the third quarter of fiscal 2010. Powerwave also reported a third quarter GAAP net loss of $35.1 million, which includes $1.8 million of non-cash equity based compensation expense and $2.1 million of non-cash debt discount amortization, interest accretion and a net loss on the repurchase of debt, all associated with certain outstanding debt and $0.1 million of restructuring charges. For the third quarter of 2011, the net loss equates to a basic loss per share of $1.09. (Please note that the loss per share amount reflects the impact of the 1-for-5 reverse stock split of Powerwave’s outstanding common stock which was effective as of October 28, 2011.) This compares with net income of $7.9 million, or diluted earnings per share of 24 cents in the prior year period. For the third quarter of fiscal 2011, excluding the debt discount amortization, interest accretion, a net loss on the repurchase of outstanding debt and the non-cash equity based compensation expenses and restructuring charges, on a pro forma basis, Powerwave would have reported a net loss of $28.0 million, or basic and diluted loss per share of 87 cents.

For the first nine months of fiscal 2011, total revenue was $384.3 million compared with $415.9 million for the first nine months of fiscal 2010. Powerwave reported a total net loss for the first nine months of 2011 of $35.0 million, or a basic loss per share of $1.05, compared with a net loss of $2.7 million, or a basic loss per share of 10 cents for the first nine months of fiscal 2010. The results for the first nine months of 2011 include a total of $5.8 million of non-cash equity based compensation expenses and $3.6 million of non-cash debt discount amortization, interest accretion and a net loss on the repurchase of outstanding debt and $0.2 million of restructuring charges, and the results for the first nine months of 2010 included $2.8 million of restructuring and impairment charges, $2.4 million of non-cash equity based compensation expenses and $2.4 million of non-cash debt discount amortization net of a gain on the exchange of outstanding long-term debt.

“As we have previously reported, our third quarter revenues were impacted by several factors, which included significant slowdowns in several of our markets, including North America, Western and Eastern Europe and the Middle East, as well as our original equipment manufacturing customers,” stated Ronald Buschur, president and chief executive officer of Powerwave Technologies. “From a global perspective, we believe that the current economic environment has caused operators to reduce or postpone their spending plans for the near term while they evaluate the macro-economic pressures in each individual market. While near term visibility remains difficult in our markets, we continue to believe that the long-term demand for improvements in wireless infrastructure remain strong, as global demand for data continues and wireless network operators continue to promote their plans to improve existing coverage and add additional capacity, in the form of 4G capabilities, to wireless networks across the globe. We are currently finalizing our restructuring plans in order to take the steps we believe necessary to maintain Powerwave’s competitive position and continue to position Powerwave for long-term success.”

Summary of Significant Items Impacting the Third Quarter

During the third quarter of 2011, we incurred approximately $1.8 million of non-cash equity based compensation expense, as well as $0.4 million of non-cash debt discount amortization related to our outstanding 1.875% Convertible Subordinated Notes due 2024 pursuant to FASB Accounting Standards Codification (ASC) Topic 470-20, which is included in interest expense for the quarter.

During the third quarter of 2011, we repurchased a total of $46.6 million par value of our 1.875% Convertible Subordinated Notes due 2024, resulting in a loss of $0.9 million due primarily to the expensing of the unamortized debt discount. We also incurred $0.9 million of non-cash bond accretion expense associated with our 2.75% Convertible Senior Subordinated Notes due 2041.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended October 2, 2011 and October 3, 2010. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the fully diluted shares outstanding for each respective period were used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	Oct. 2, 2011	Oct. 3, 2010

Restructuring and impairment charges	--	($0.04)
Non-cash ASC Topic 718 compensation charge	($0.06)	($0.02)
Debt discount amortization, interest accretion and a net loss on repurchase of outstanding debt	($0.07)	($0.02)

Total per share impact	($0.13)*	($0.09)*

(Note: * this amount is rounded to the nearest whole cent.)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the third quarter of 2011 versus the third quarter of 2010, on a GAAP and pro forma basis.

	Three Months Ended
	(unaudited)
	Oct. 2, 2011	Oct. 3, 2010

GAAP reported gross margin %	7.5%	29.4%
Add: Pro Forma adjustments
Non-cash ASC Topic 718 compensation charge	0.3%	0.1%
Restructuring and impairment charges	-	0.7%
Pro Forma gross margin %	7.8%	30.2%

Third Quarter 2011 Revenue Summary

In the third quarter of 2011, total Americas revenue was $32.5 million or approximately 42 percent of revenue, compared with $71.5 million or approximately 46 percent of revenue in the third quarter of 2010. Total sales to customers based in the Asia Pacific region accounted for approximately 19 percent of revenue or $14.6 million in the third quarter of 2011, compared with 21 percent of revenue or $33.7 million in the third quarter of 2010. Total Europe, Africa and Middle East revenue in the third quarter of 2011 was $30.0 million or approximately 39 percent of revenue, compared with $51.6 million or approximately 33 percent of revenue in the third quarter of 2010.

Sales of products within the antenna systems group totaled $45.3 million or 59 percent of total revenue, sales of products in the base station systems group totaled $19.2 million or 25 percent of revenue and revenue from the coverage solutions group totaled $12.6 million or 16 percent of revenue in the third quarter of 2011.

In the third quarter of 2011, Powerwave’s largest customers included Ericsson and one of our Eastern European resellers, which each accounted for approximately 11 percent of revenue. In terms of customer profile, total OEM sales accounted for approximately 32 percent of total revenue, and total direct and operator sales accounted for approximately 68 percent of revenue.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 28 percent of total revenue, 3G standards accounted for approximately 57 percent of total revenue and 4G standards accounted for approximately 15 percent of total revenue during the third quarter of 2011.

Balance Sheet

At October 2, 2011, Powerwave had total cash and cash equivalents of $46.6 million, which includes restricted cash of $0.9 million. Total net inventories were $84.5 million, and net accounts receivable were $147.9 million.

Sale and Leaseback Financing

On October 21, 2011, Powerwave completed the previously announced sale and leaseback of its corporate headquarters facility located in Santa Ana, California. We received net proceeds from the transaction of $49.1 million and entered into a 15-year lease of the facility.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes restructuring and impairment charges related to the consolidation of our manufacturing and engineering facilities as well as severance costs related to facility closures and personnel reductions. In addition, excluded is the non-cash amortization of the debt discount associated with certain of our debt. Also excluded are the non-cash equity compensation expenses related to ASC Topic 718 as well as gains and losses on the exchange and repurchase of a portion of the Company’s outstanding long-term debt. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, and the amortization of the debt discount and interest accretion are a non-cash expense, the gain and loss on the exchange and repurchase of long-term debt will not impact future operating results and the equity compensation expenses are also non-cash expenses.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the third quarter ended October 2, 2011.

Conference Call

Powerwave is providing a simultaneous webcast and live dial-in number of its third quarter fiscal 2011 financial results conference call on Tuesday, November 1, 2011 at 2:00 pm Pacific time. To access the audio webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q3 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 847-8705 and enter reservation number 10668670. A replay of the webcast will be available beginning approximately 3 hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 pm Pacific time on November 1, 2011 through November 7, 2011 by calling (617) 801-6888 and entering reservation number 46992600.

Forward-Looking Statements

The foregoing statements regarding long-term growth opportunities within the wireless communications infrastructure market and Powerwave’s ability to build upon and capitalize on such opportunities are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. The forward-looking statements contained in this press release are based on information available to Powerwave as of the date of this press release and management’s views and assumptions regarding future events and business performance as of the date of this press release and are subject to risks and uncertainties which could cause the outcome of future events, including our actual results, to differ materially from those assumed, intended, projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to increase sales; our reliance on a limited number of customers; our ability to control operating costs; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G, 2.5G, 3G and 4G networks; macroeconomic factors that may negatively influence demand for wireless communications infrastructure and thereby reduce demand for our products; future consolidation of our customers may reduce demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; our ability to generate positive cash flow; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; component shortages or difficulties in obtaining components in the quantities required to meet customer demands may cause us to miss revenue targets and or lose customers to competitors; we are not able to increase our prices to cover our exposure to raw material and freight price increases; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. Additional risks and uncertainties include those described in Powerwave’s Form 10-K, for the fiscal year ended January 2, 2011, and its Form 10-Q for the quarterly period ended July 3, 2011, both of which were filed with the Securities and Exchange Commission, and other risks and uncertainties detailed from time to time in Powerwave’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that Powerwave faces. Powerwave expressly disclaims any intent or obligation to update any forward looking statements, whether as a result of new information, future events or otherwise, after the date of this press release to conform such statements to actual results or to changes in our opinions or expectations except as required by applicable law or rules of the NASDAQ Stock Market.

UNAUDITED - PRELIMINARY
POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Oct. 2,	Oct. 3,	Oct. 2,	Oct. 3,
	2011	2010	2011	2010
Net sales	$77,078	$156,813	$384,343	$415,866
Cost of sales:
Cost of goods	71,282	109,608	294,895	296,135
Restructuring and impairment charges	-	1,175	-	1,901
Total cost of sales	71,282	110,783	294,895	298,036

Gross profit	5,796	46,030	89,448	117,830

Operating expenses:
Sales and marketing	7,544	7,315	24,695	25,073
Research and development	15,315	15,662	47,666	45,623
General and administrative	11,597	11,741	34,920	34,316
Restructuring and impairment charges	147	312	189	872
Total operating expenses	34,603	35,030	107,470	105,884

Operating income (loss)	(28,807)	11,000	(18,022)	11,946

Other income (expense), net	(6,435)	(1,025)	(13,271)	(9,163)

Income (loss) before income taxes	(35,242)	9,975	(31,293)	2,783
Income tax provision (benefit)	(158)	2,041	3,745	5,442
Net income (loss)	$(35,084)	$7,934	$(35,038)	$(2,659)

Net earnings (loss) per share:
- basic:	$(1.09)	$0.30	$($1.05)	$(0.10)
- diluted: [1]	$(1.09)	$0.24	$($1.05)	$(0.10)

Weighted average common shares used in computing per share amounts:
- basic:	32,189	26,583	33,265	26,530
- diluted:	32,189	34,260	33,265	26,530

[1] The diluted earnings and loss per share does not include an add back of interest expense costs associated with the assumed conversion of certain of the Company’s outstanding convertible subordinated notes as the effect would be anti-dilutive. In addition, the amounts per share reflect the 1-for-5 reverse stock split of Powerwave’s outstanding common stock which was effective as of October 28, 2011.

POWERWAVE TECHNOLOGIES, INC.
PERCENTAGE OF NET SALES

	Three Months Ended		Nine Months Ended
	(unaudited)		(unaudited)
	Oct. 2,	Oct. 3,	Oct. 2,	Oct. 3,
	2011	2010	2011	2010
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Cost of goods	92.5	69.9	76.7	71.2
Restructuring and impairment charges	-	0.7	-	0.5
Total cost of sales	92.5	70.6	76.7	71.7

Gross profit	7.5	29.4	23.3	28.3

Operating expenses:
Sales and marketing	9.8	4.7	6.4	6.0
Research and development	19.9	10.0	12.5	11.0
General and administrative	15.0	7.5	9.1	8.2
Restructuring and impairment charges	0.2	0.2	0.0	0.2
Total operating expenses	44.9	22.4	28.0	25.4

Operating income (loss)	(37.4)	7.0	(4.7)	2.9

Other income (expense), net	(8.3)	(0.6)	(3.4)	(2.2)

Income (loss) before income taxes	(45.7)	6.4	(8.1)	0.7
Income tax provision (benefit)	(0.2)	1.3	1.0	1.3
Net income (loss)	(45.5%)	5.1%	(9.1%)	(0.6%)

POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF PRO FORMA RESULTS
(In thousands, except per share amounts)

	Three Months Ended				Nine Months Ended
	(Unaudited)				(Unaudited)
				Pro Forma				Pro Forma
	Oct. 2,			Oct. 2,	Oct. 2,			Oct. 2,
	2011	Adjustments		2011	2011	Adjustments		2011
Net sales	$77,078	-		$77,078	$384,343	-		$384,343
Cost of sales:
Cost of goods sold	71,282	(192)	[1]	71,090	294,895	(601)	[1]	294,294
Total cost of sales	71,282	(192)		71,090	294,895	(601)		294,294
Gross profit	5,796	192		5,988	89,448	601		90,049

Operating expenses:
Sales and marketing	7,544	(165)	[1]	7,379	24,695	(449)	[1]	24,246
Research and development	15,315	(342)	[1]	14,973	47,666	(1,191)	[1]	46,475
General and administrative	11,597	(1,126)	[1]	10,471	34,920	(3,527)	[1]	31,393
Restructuring and impairment charges	147	(147)	[2]	-	189	(189)	[2]	-
Total operating expenses	34,603	(1,780)		32,823	107,470	(5,356)		102,114
Operating income (loss)	(28,807)	1,972		(26,835)	(18,022)	5,957		(12,065)

Other income (expense), net	(6,435)	2,136	[3]	(4,299)	(13,271)	3,571	[3]	(9,700)

Income before income taxes	(35,242)	4,108		(31,134)	(31,293)	9,528		(21,765)
Income tax provision (benefit)	(158)	(2,955)	[4]	(3,113)	3,745	(5,083)	[4]	(1,338)
Net income (loss)	$(35,084)	7,063		$(28,021)	$(35,038)	14,611		$(20,427)

Net earnings per share:
- basic:	$(1.09)			$(0.87)	$(1.05)			$(0.61)
- diluted:[5]	$(1.09)			$(0.87)	$(1.05)			$(0.61)

Weighted average common shares used in computing per share amounts:
- basic:	32,189			32,189	33,265			33,265
- diluted:	32,189			32,189	33,265			33,265

[1] This represents the equity compensation expense allocation pursuant to ASC Topic 718.
[2] This cost includes restructuring and impairment charges related to the current restructuring plans included in operating expenses.
[3] This represents the amortization of the non-cash debt discount amortization and interest accretion on outstanding debt and a net loss on the repurchase of outstanding debt during the fiscal period.

[4] This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax rate of 10% for the third quarter of 2011 period and an assumed effective income tax rate of approximately 6% for the first nine months of 2011.

[5] Diluted earnings per share do not include the add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Oct. 2,	January 2,
	2011	2011
	(unaudited) [1]	(see note) [2]
ASSETS:

Cash and cash equivalents	$45,619	$61,601
Restricted cash	931	930
Accounts receivable, net	147,920	186,960
Inventories, net	84,484	50,417
Property, plant and equipment, net	72,474	76,276
Other assets	61,287	49,400
Total assets	$412,715	$425,584

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$100,669	$112,906
Current portion of long-term debt	11,228	55,371
Long-term debt	250,890	150,000
Accrued expenses and other liabilities	40,789	46,028
Total shareholders' equity	9,139	61,279
Total liabilities and shareholders’ equity	$412,715	$425,584

[1] October 2, 2011 balances are preliminary and subject to reclassification adjustments.
[2] January 2, 2011 balances were derived from the audited consolidated financial statements.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608